SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 22, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia		30350
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, Mr. Steven T. Baughman tendered his resignation as Chief Financial Officer, Vice President, and Secretary of the Board of Directors of the Company. Mr. Baughman’s resignation from his current positions and as an executive officer will be effective as of October 31, 2008.

On October 24, 2008, the Company’s Board of Directors appointed Mr. Ben Naccarato, 45, Interim Chief Financial Officer, to be effective November 1, 2008 until a permanent replacement for Mr. Baughman is identified by the Board of Directors. Mr. Naccarato has been with the Company since September 2004 and currently serves as Vice President Corporate Controller/Treasurer, a position he has held since May 2006. Previous to serving as the Vice President Corporate Controller/Treasurer, Mr. Naccarato served as Corporate Controller for our Industrial Segment. Prior to joining the Company in September 2004, Mr. Naccarato served as the Chief Financial Officer of Culp Petroleum Company, Inc., a privately held company in the fuel distribution and used waste oil industry from December 2002 to September 2004. Mr. Naccarato is a graduate of University of Toronto having received a Bachelor of Commerce and Finance Degree and is a Certified Management Accountant. Mr. Naccarato will continue to perform his current duties as well as the duties of the Interim Chief Financial Officer, to be effective November 1, 2008, until a permanent replacement for the Chief Financial Officer is named. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, involving Mr. Naccarato and the Company requiring to be reported under Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1	Press release dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2008.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: /s/ Louis Centofanti
       Dr. Louis F. Centofanti,
       President and
       Chief Executive Officer